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                                                               EXHIBIT 23.1




INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Spartan Motors, Inc. on Form S-3 of our report dated March 7, 1997, appearing in the Annual Report on Form 10-K of Spartan Motors, Inc. for the year ended December 31, 1996.



/s/ Deloitte & Touche LLP
Lansing, Michigan
April 16, 1997